                                                                    EXHIBIT N.17

                    MARKET SHARES FOR UTILITIES IN ILLINOIS
                (COMPANIES LISTED IN ORDER OF CUSTOMERS SERVED)


                             [GRAPH APPEARS HERE]

                                 EXHIBIT N-17

                    MARKET SHARE FOR UTILITIES IN ILLINOIS
                          COMPANIES SORTED BY REVENUE

                                                                        Revenue                  Share of   Cumulative
Holding Company                                                     (millions of $)     Rank       Total       Share
-----------------------------------------------------------------------------------------------------------------------
Unicom Corp.                                                              7,136           1        43.8%         43.8%
Ameren Corp.                                                              3,436           2        21.1%         65.0%
ILLINOVA CORP.                                                            2,135           3        13.1%         78.1%
Nicor, Inc.                                                               1,731           4        10.6%         88.7%
Peoples Energy Corp.                                                      1,238           5         7.6%         96.3%
Cilcorp, Inc.                                                               579           6         3.6%         99.9%
Mount Carmel Public Utility Co.                                              13           7         0.1%         99.9%
Illinois Gas Co.                                                              9           8         0.1%        100.0%

Total                                                                    16,276


                                 EXHIBIT N-17

                    MARKET SHARE FOR UTILITIES IN ILLINOIS
                          COMPANIES SORTED BY ASSETS

                                                                Assets                             Share of             Cumulative
Holding Company                                            (millions of $)      Rank                 Total                 Share
----------------------------------------------------------------------------------------------------------------------------------
Unicom Corp.                                                   26,223                1                52.7%                 52.7%
Ameren Corp.                                                    9,203                2                18.5%                 71.3%
ILLINOVA CORP.                                                  7,784                3                15.7%                 86.9%
Nicor, Inc.                                                     2,956                4                 5.9%                 92.9%
Peoples Energy Corp.                                            2,083                5                 4.2%                 97.0%
Cilcorp, Inc.                                                   1,440                6                 2.9%                 99.9%
Mount Carmel Public Utility Co.                                    17                7                 0.0%                100.0%
Illinois Gas Co.                                                   12                8                 0.0%                100.0%

Total                                                          49,718

                                 EXHIBIT N-17

                    MARKET SHARE FOR UTILITIES IN ILLINOIS
                    COMPANIES SORTED BY NUMBER OF CUSTOMERS

                                                            Customers                              Share of             Cumulative
Holding Company                                            (thousands)          Rank                 Total                 Share
----------------------------------------------------------------------------------------------------------------------------------
Unicom Corp.                                                  3,445               1                  36.5%                   36.5%
Nicor, Inc.                                                   1,848               2                  19.6%                   56.1%
Ameren Corp.                                                  1,801               3                  19.1%                   75.2%
Peoples Energy Corp.                                            963               4                  10.2%                   85.4%
ILLINOVA CORP.                                                  962               5                  10.2%                   95.6%
Cilcorp, Inc.                                                   395               6                   4.2%                   99.8%
Illinois Gas Co.                                                 10               7                   0.1%                   99.9%
Mount Carmel Public Utility Co.                                   9               8                   0.1%                  100.0%

Total                                                         9,433